EXHIBIT 10.1




                                                     December 11, 1999



Snapple Distributors of Long Island, Inc.
120 Adams Blvd.
Farmingdale, NY 11735-6614

Attn: Mr. Gilbert Kaplan

Dear Mr. Kaplan:

         This confirms our recent discussions as follows:

         A. The Proposed Transaction. It is the current intention of the Shareholders of Snapple Distributors of Long Island Inc. ("SDLI"), on the one hand, and Snapple Beverage Corp. or one of its affiliates (collectively "Snapple"), on the other hand, to enter into a transaction (the "Transaction") whereby Snapple will purchase for $16.8 million in cash, subject to negotiated purchase price adjustments (the "Purchase Price"), all of the issued and outstanding capital stock of SDLI. Snapple will also, as a part of the Transaction, pay to certain Shareholders of SDLI, over a ten (10) year period, the aggregate amount of $2 million (without interest), in consideration for their agreement not to compete directly or indirectly with SDLI for a period of three (3) years following the closing of the Transaction (the "Closing"). The Transaction is expressly subject to the satisfaction of customary terms and conditions, including without limitation:

                  1. A legal, financial and operations due diligence investigation satisfactory to Snapple in its sole discretion;

                  2. Approval of the Transaction by all current entities which have granted product distribution rights to SDLI, to the extent such approvals are required by written distribution agreements or otherwise;

                  3.  Approval of the  Transaction  by the Board of Directors of
Snapple  and  Triarc  Companies,   Inc.  and  by  the  Board  of  Directors  and
Shareholders of SDLI;

                  4. The negotiation and execution by Snapple and the Shareholders of SDLI of a definitive Stock Purchase Agreement (the "Definitive Agreement") which will contain provisions, covenants, representations, warranties, closing conditions and indemnities customary in transactions of this nature; and


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                  5. The expiration of the  applicable  waiting period under the
Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the absence of third party injunctions.

         B. HSR Act Filing. As soon as practicable after the date hereof, Snapple or one of its affiliates and the Shareholders of SDLI, to the extent required by law, shall file or cause to be filed notification and report forms in compliance with the HSR Act, and each of the parties hereto shall fully cooperate in making any such filings promptly.

         C. Preparation of the Definitive Agreement. Following execution of this Letter of Intent, the parties will instruct their respective attorneys to continue drafting and negotiating the Definitive Agreement, it being understood that Snapple has already provided to SDLI an initial draft of the same and that the Shareholders of SDLI and their representatives have commented thereon. Snapple and the Shareholders of SDLI mutually agree to work in good faith to negotiate and execute a mutually acceptable Definitive Agreement as soon as practicable following the date hereof, and, subject to (x) the termination of the applicable waiting period under the HSR Act and (y) the satisfaction of other conditions precedent contained in the Definitive Agreement, consummate the transaction as soon as practicable thereafter. Promptly following the execution and delivery of this Letter of Intent and until the termination of this Letter of Intent (as provided in paragraph H below), SDLI will provide, upon reasonable prior written notice, Snapple and its affiliates and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively the "Representatives") with reasonable access, at reasonable times, to all officers, key employees and accountants of SDLI and to its assets, properties, contracts, books and records and all such other information and data concerning the business and operations of SDLI as Snapple or any of such Representatives [or other persons] may reasonably request in connection with such investigation; provided, that such access shall not unreasonably interfere with the business and operations of SDLI.

         D. Announcements. SDLI and the Shareholders of SDLI understand and acknowledge that Snapple and/or its affiliates may make a public announcement of the proposed transaction immediately following the execution of this Letter of Intent, that Snapple and its affiliates and their representatives may disclose details regarding the proposed transaction to potential financing sources, and that Snapple and/or its affiliates intends to file this Letter of Intent with the United States Securities and Exchange Commission; provided that prior to making any public announcement relating to the Transaction, Snapple and/or its affiliates and their representatives shall have provided a copy of any proposed press release or announcement to SDLI and shall have received the prior consent of SDLI with respect thereto, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, receipt of the prior consent of SDLI shall not be required in connection with any filings required to be made by Snapple and/or its affiliates with the United States Securities and Exchange Commission. Each of the parties hereto acknowledge that this Letter of Intent shall be included with (x) the respective filings contemplated by Paragraph B and (y) certain public filings made by affiliates of Snapple. SDLI and/or its Shareholders shall not make any public disclosure or announcement regarding the


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transactions  contemplated  by this  Letter  of  Intent  (other  than  such disclosures to the employees of SDLI as SDLI deems reasonably necessary) without the prior written consent of Snapple, which consent shall not be unreasonably withheld or delayed.

         E. No Solicitation Period. In consideration of the substantial expenditure of time, effort and expense to be undertaken by Snapple and its representatives upon execution and delivery of this Letter of Intent, SDLI and the Shareholders of SDLI hereby agree that, until the termination of this Letter of Intent (as provided in paragraph H below), neither SDLI nor its respective shareholders, officers, directors or employees or any investment banker, attorney or accountant or other representative retained by SDLI shall solicit, encourage the solicitation of, or enter into, negotiations of any type, directly or indirectly, or enter into a letter of intent or purchase agreement, merger agreement or other similar agreement with any person, firm or corporation, other than Snapple, with respect to a merger, consolidation, business combination, sale of all or any substantial part of the capital stock or assets of SDLI, liquidation or similar extraordinary transaction with respect to SDLI, nor shall SDLI or any such persons furnish or cause to be furnished any information regarding SDLI to any person that is considering any such transaction involving SDLI. If SDLI or any of its representatives receives an offer, inquiry or informational request from any such person, SDLI will promptly advise such person in writing of the provisions of this paragraph and shall provide a copy of such notice to Snapple.

         F. No Agreement. This Letter of Intent is intended to evidence the current intentions of the parties with respect to the Transaction as reflected in discussions between the parties hereto to date, and it is expressly understood and agreed that (a) this Letter of Intent is not intended to, and does not, constitute an agreement to consummate the Transaction or to enter into the Definitive Agreement and (b) the parties hereto have no rights or obligations of any kind whatsoever relating to the Transaction by virtue of (i) this Letter of Intent; (ii) any past, present or future approvals by or conduct of the management or board of directors of Snapple or SDLI (or any affiliate thereof), as the case may be; (iii) any other past, present or future written or oral indications or assent, or indications of results of negotiations or agreement to some or all matters then under discussion; or (iv) any other written or oral expression by the parties hereto or their respective representatives unless and until the Definitive Agreement is executed and delivered; provided, however, that the respective provisions and obligations of Snapple, SDLI and the Shareholders of SDLI contained in this paragraph and paragraphs B, C, D, E, G, H, I, J and K will be binding upon Snapple, SDLI and the Shareholders of SDLI, as the case may be, when each has signed a copy of this Letter of Intent in the manner provided below.

         G. Representations and Warranties. Each of the parties hereto hereby represents and warrants that, except to the extent expressly set forth herein, it is free to enter into this Letter of Intent and to consummate the transactions contemplated hereby and that such party has neither breached nor been induced by any other party hereto to breach any agreement or understanding with or obligation to any third party in respect of any transaction of a nature described in Paragraph E above.


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         H.  Termination.  The  provisions of this Letter of Intent,  other than those set forth in paragraphs F and I, will terminate on the earlier to occur of
(x) the execution of the Definitive Agreement and (y) January 31, 2000.

         I. Fees. Except as expressly set forth herein, whether or not the transactions contemplated hereby are consummated, each of Snapple, on the one hand, and SDLI and the Shareholders of SDLI, on the other hand shall pay its and their own respective costs and expenses (including, without limitation, brokers', legal, investment banking and other financial advisory fees) incurred in connection with the preparation and negotiation of this Letter of Intent and the Definitive Agreement.

         J. Entire Agreement. This Letter of Intent sets forth the entire understanding and agreement of the parties hereto and their affiliates with regard to the subject matter of this Letter of Intent and supersedes all prior and contemporaneous agreements, arrangements or understandings relating thereto.

         K. Miscellaneous. This Letter of Intent (a) may be modified or amended only by a written agreement executed and delivered by each of the parties hereto, (b) may be executed in one or more counterparts, each such counterpart being deemed an original instrument and all such counterparts together constituting the same agreement, and (c) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements to be performed entirely within such State.



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         If the foregoing correctly sets forth our agreement, please so indicate in the space provided below and return one signed copy of this Letter of Intent to the undersigned at the address set forth above via fax and courier.

                                       Sincerely yours,

                                       SNAPPLE BEVERAGE CORP.


                                       By: RICHARD B. ALLEN
                                           -----------------------------
                                           Name: Richard B. Allen
                                           Title: Senior Vice President


SNAPPLE DISTRIBUTORS OF
LONG ISLAND, INC.


By: GILBERT KAPLAN
    ------------------------------
Name: Gilbert Kaplan
Title: President


SHAREHOLDERS OF SNAPPLE
DISTRIBUTORS OF LONG ISLAND,
INC.


By: GILBERT KAPLAN
    ------------------------------
      Gilbert Kaplan


By: MARILYN KAPLAN
    ------------------------------
      Marilyn Kaplan


By: ROBIN KAPLAN-GOLDSTEIN
    ------------------------------
      Robin Kaplan-Goldstein


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By: IRENE GRAULICH
    ------------------------------
      Irene Graulich



Gilbert Kaplan 12/30/93 Trust



By: MARILYN KAPLAN
    ------------------------------
      Name: Marilyn Kaplan
      Trustee


Gilbert Kaplan 12/31/93 Trust



By: MARILYN KAPLAN
    ------------------------------
      Name: Marilyn Kaplan
      Trustee



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